SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2003

NEW SOUTH BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	63-1132716
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1900 Crestwood Boulevard, Birmingham, Alabama	35210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 951-4000

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

The following information is furnished to the Securities and Exchange Commission pursuant to Item 9, “Regulation FD Disclosure,” and, in accordance with Securities and Exchange Commission Release No. 33-8216, pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 28, 2003, New South Bancshares, Inc. announced its results of operations for the year ended December 31, 2002. A copy of the related press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release, dated May 28, 2003, issued by New South Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 28, 2003

NEW SOUTH BANCSHARES, INC.

By:	/s/ ROBERT M. COUCH
Robert M. Couch
Executive Vice President